                                                                   Exhibit 10.23

                           SENIOR MANAGEMENT AGREEMENT

                  THIS SENIOR MANAGEMENT AGREEMENT (this "AGREEMENT") is made as of June 29, 1998 between AppNet Systems, Inc., a Delaware corporation (the "COMPANY"), and Ken S. Bajaj ("EXECUTIVE").

                  As of the date of this Agreement, after giving effect to a capital contribution to the Company of 100,000 shares of Common Stock contemporaneously herewith, Executive owns 6,900,000 shares of the Company's Common Stock, par value $.0005 per share (the "CARRIED STOCK").

                  The Company and Executive desire to enter into an agreement pursuant to which Executive will purchase, and the Company will sell, 3,566,000 shares of the Company's Common Stock, par value $.0005 per share, (the "RESERVED STOCK"). The Carried Stock and the Reserved Stock are collectively referred to as "EXECUTIVE STOCK." Certain definitions are set forth in Section 10 of this Agreement.

         The execution and delivery of this Agreement by the Company and Executive is a condition to the purchase of shares of Common Stock and shares of the Company's Class A Preferred Stock, par value $.01 per share (the "CLASS A PREFERRED") by GTCR Golder Rauner, L.L.C., a Delaware limited liability company ("GTCR"), and Smart Technology, L.L.C. ("SMART TECHNOLOGY" and together with GTCR, the "INVESTORS" and each an "INVESTOR") pursuant to a purchase agreement between the Company and the Investors dated as of the date hereof (the "PURCHASE AGREEMENT"). Certain provisions of this Agreement are intended for the benefit of, and will be enforceable by, the Investors.

         The parties hereto agree as follows:

                     PROVISIONS RELATING TO EXECUTIVE STOCK

         1. OWNERSHIP. Executive acknowledges that as of the date of this Agreement he owns beneficially and of record the Carried Stock free and clear of all liens and encumbrances, except as set forth in the Subscription Agreement between the Company and the Executive dated February 10, 1998.

         2. PURCHASE AND SALE OF RESERVED STOCK.

                  (a) Upon execution of this Agreement, Executive will purchase, and the Company will sell, 3,566,000 shares of the Reserved Stock at a price of $0.1055 per share. The Company will deliver to Executive the certificates representing such shares, and Executive will deliver to the Company a cashier's or certified check or wire transfer of funds in the aggregate amount of $1,783.00 and a promissory note in the form of ANNEX A attached hereto in an aggregate principal amount of $374,430.00 (the "EXECUTIVE NOTE"). Executive's obligations under the Executive Note shall be secured by a pledge of all of the shares of Reserved Stock purchased hereunder to the Company and in connection therewith, Executive shall enter into a pledge agreement in the form of ANNEX B attached hereto.

                  (b) Within 30 days after the date hereof, Executive will make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in the form of ANNEX C attached hereto.

                  (c) Executive represents and warrants to the Company that:

                           (i) The Reserved Stock to be acquired by Executive pursuant to this Agreement will be acquired for Executive's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Reserved Stock will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

                           (ii) Executive is an executive officer of the Company, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Reserved Stock.

                           (iii) Executive is able to bear the economic risk of his investment in the Reserved Stock for an indefinite period of time because the Reserved Stock has not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

                           (iv) Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Reserved Stock and has had full access to such other information concerning the Company as he has requested.

                           (v) This Agreement constitutes the legal, valid and binding obligation of Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject.

                           (vi) Executive is a resident of the State of
Maryland.

                  (d) As an inducement to the Company to issue the Reserved Stock to Executive, as a condition thereto, Executive acknowledges and agrees that neither the issuance of the Reserved Stock to Executive nor any provision contained herein shall entitle Executive to remain in the employment of the Company and its Subsidiaries or affect the right of the Company to terminate Executive's employment at any time for any reason.

         3. REPURCHASE OF RESERVED STOCK

                  (a) From time to time, the Company may issue or sell Common Stock (or rights to acquire Common Stock) to its employees ( an "EMPLOYEE ISSUANCE"). If the Company elects to make an Employee Issuance, the Company shall have the right to purchase from Executive, and Executive shall sell to the Company, the number of shares of Reserved Stock (whether held by Executive or one or more of Executive's transferees, other than the Company) to be issued in connection with such Employee Issuance pursuant to this Section 3. In addition, in the event Executive ceases to be employed by the Company or its Subsidiaries for any reason (the "SEPARATION"), the Company shall have the right to purchase from Executive, and Executive shall sell to the Company, all of the Executive's shares of Reserved Stock (whether held by Executive or one or more of Executive's transferees, other than the Company) pursuant to this Section 3.

                  (b) In order to purchase Reserved Stock, the Company shall provide written notice to Executive (the "Reserved Stock Notice") either (i) providing notice of the Employee Issuance and the number of shares of Reserved Stock to be repurchased in connection therewith or (ii) providing notice that all of the shares of Reserved Stock held by the Executive will be repurchased due to a Separation. The number of shares to be repurchased by the Company shall first be satisfied to the extent possible from the shares of Reserved Stock held by Executive at the time of delivery of the Reserved Stock Notice. If the number of shares of Reserved Stock then held by Executive is less than the total number of shares of Reserved Stock which the Company has elected to purchase, the Company shall purchase the remaining shares elected to be purchased from the other holder(s) of Reserved Stock under this Agreement, pro rata according to the number of shares of Reserved Stock held by such other holder(s) at the time of delivery of such Reserved Stock Notice (determined as nearly as practicable to the nearest share). The sale of the Reserved Stock shall occur five days after the Company sends the Reserved Stock Notice or, if later, immediately prior to the consummation of the Employee Issuance. At the closing of the sale and purchase of the Reserved Stock, the Company shall, first, pay by check or wire transfer the par value of such shares and, second, offset the aggregate repurchase price for the Reserved Stock being repurchased against amounts due under the Executive Note, and Executive shall deliver to the Company certificates evidencing the Reserved Stock to be sold to the Company. In connection with any repurchase hereunder, the Company will be entitled to receive customary representations and warranties regarding such repurchase and to require that all sellers' signatures be guaranteed.

                  (c) The repurchase price for all shares of Reserved Stock shall be the Original Cost thereof plus any interest, fees and expenses paid or payable pursuant to the Executive Note, pro rata to the percentage of the Reserved Shares, which are held at such time by the Executive and the Executive transferees, repurchased by the Company at any time and from time to time pursuant to this Section 3. The Company's right to repurchase Reserved Stock shall expire upon the first to occur of (i) a Liquidity Event and (ii) a Public Offering.

         4. REPURCHASE OPTION.

                  (a) In the event of a Separation, a percentage of the Carried Stock (whether held by Executive or one or more of Executive's transferees, other than the Company) will be subject to repurchase, in each case at the option of the Company and the Investors pursuant to the terms and conditions set forth in this Section 4(a) (the "REPURCHASE OPTION"). The percentage of the Carried Stock that will be subject to repurchase at the Executive's Original Cost for such shares shall be calculated in accordance with the following schedule (the "SUBJECT SHARES"):


                                                   Percentage of Carried Stock
                           Date               to be Repurchased At Original Cost
                           ----               ----------------------------------
         Date of this Agreement until 1st                     65.2174%
         Anniversary of this Agreement

         Date immediately following 1st                       43.4740%
         Anniversary of this Agreement until
         2nd Anniversary of this Agreement

         Date immediately following 2nd                       21.7434%
         Anniversary of this Agreement until
         3rd Anniversary of this Agreement

         Date immediately following 3rd                          0%
         Anniversary of this Agreement and
         thereafter

                  (b) The Company may elect to purchase all or any portion of the Subject Shares by delivering written notice (the "REPURCHASE NOTICE") to the holder or holders of the Subject Shares within 90 days after the Separation. The Repurchase Notice will set forth the number of Subject Shares to be acquired from each holder, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. The number of shares to be repurchased by the Company shall first be satisfied to the extent possible from the Subject Shares held by Executive at the time of delivery of the Repurchase Notice. If the number of Subject Shares then held by Executive is less than the total number of Subject Shares which the Company has elected to purchase, the Company shall purchase the remaining shares elected to be purchased from the other holder(s) of Subject Shares under this Agreement, pro rata according to the number of Subject Shares held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share).

                  (c) If for any reason the Company does not elect to purchase all of the Subject Shares pursuant to the Repurchase Option, the Investors shall be entitled to exercise the Repurchase Option for the Subject Shares the Company has not elected to purchase (the "AVAILABLE SHARES"). As soon as practicable after the Company has determined that there will be Available Shares, but in any event within 60 days after the Separation, the Company shall give written notice (the "OPTION NOTICE") to the Investors setting forth the number of Available Shares and the purchase price for the Available Shares. The Investors may elect to purchase any or all of the Available Shares by giving written notice to the Company within one month after the Option Notice has been given by the Company. If the Investors elect to purchase an aggregate number of shares greater than the number of Available Shares, the Available Shares shall be allocated among the Investors based upon the number of shares of Common Stock owned by each Investor on a fully diluted basis. As soon as practicable, and in any event within ten days, after the expiration of the one-month period set forth above, the Company shall notify each holder of Subject Shares as to the number of shares being purchased from such holder by the Investors (the "SUPPLEMENTAL REPURCHASE NOTICE"). At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of Subject Shares, the Company shall also deliver written notice to the Investors setting forth the number of shares the Investors are entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction. Notwithstanding the foregoing, the Investors shall not exercise their Repurchase Option pursuant to this Section 4(c) if the Company has sufficient assets to fully exercise its Repurchase Option but has not exercised such right. Furthermore, if the Investors repurchase any Subject Shares, they shall contribute such Subject Shares to the Company in exchange for a promissory note from the Company with an aggregate principal amount equal to the purchase price paid for such shares, bearing interest (payable quarterly) at a rate per annum equal to the prime rate as published in the WALL STREET JOURNAL from time to time, and having a term of no longer than five years.

                  (d) The closing of the purchase of the Subject Shares pursuant to a Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than one month nor less than five days after the delivery of the later of either such notice to be delivered. The Company will pay for the Subject Shares to be purchased by it pursuant to the Repurchase Option by first offsetting amounts outstanding under any bona fide debts owed by Executive to the Company and will pay the remainder of the purchase price by a check or wire transfer of funds in the aggregate amount of the purchase price for such shares. The Investors will pay for the Subject Shares to be purchased by them by a check or wire transfer of funds. The Company and the Investors will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require all sellers' signatures be guaranteed.

                  (e) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Subject Shares by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company's and its Subsidiaries' debt and equity financing agreements. If any such restrictions prohibit the repurchase of Subject Shares hereunder which the Company is otherwise entitled or required to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions.

                  (f) The provisions of this Section 4 shall terminate upon a Liquidity Event.

         5. RESTRICTIONS ON TRANSFER OF EXECUTIVE STOCK

                  (a) RETENTION OF EXECUTIVE STOCK. Until the fifth anniversary of the date of this Agreement, Executive shall not sell, transfer, assign, pledge or otherwise dispose of any interest in any shares of Executive Stock, except pursuant to: (i) a Sale of the Company, (ii) Sections 3 and 4 of this Agreement (iii) Section 4 of the Stockholders Agreement, (iv) a sale described in clause (i) of the definition of "PUBLIC SALE" or (v) after a Public Offering, upon any sale by the

Investors or an Affiliate of the type described in clause (ii) of the definition of "PUBLIC SALE" (a "RULE 144 SALE"), to the extent of the lesser of (a) the number of shares of Carried Stock held by Executive that are not subject to repurchase and (b) the number of shares of Carried Stock held by Executive multiplied by a fraction, the numerator of which is the number of shares of Common Stock sold by the Investors and their Affiliates in the Rule 144 Sale and the denominator of which is the total number of shares of Common Stock held by the Investors and their Affiliates immediately prior to such sale.

                  (b) CERTAIN PERMITTED TRANSFERS. The restrictions in this
Section 5 will not apply with respect to (i) transfers of shares of Executive Stock pursuant to applicable laws of descent and distribution or (ii) transfer of shares of Executive Stock among Executive's Family Group; provided that such restrictions will continue to be applicable to the Executive Stock after any such transfer and the transferees of such Executive Stock have agreed in writing to be bound by the provisions of this Agreement.

                  (c) TERMINATION OF RESTRICTIONS. The restrictions on the Transfer of shares of Executive Stock set forth in this Section 5 will continue with respect to each share of Executive Stock until the date on which such Executive Stock has been transferred in a transaction permitted by this Section 5 (except in a transaction contemplated by Section 5(b)); provided that in any event such restrictions will terminate upon a Liquidity Event.

         6.       ADDITIONAL RESTRICTIONS ON TRANSFER OF EXECUTIVE STOCK.

                  (a) LEGEND. The certificates representing the Executive Stock will bear a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A SENIOR MANAGEMENT AGREEMENT BETWEEN THE COMPANY AND AN EXECUTIVE OF THE COMPANY DATED AS OF JUNE 29, 1998. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

                  (b) OPINION OF COUNSEL. No holder of Executive Stock may sell, transfer or dispose of any Executive Stock (except pursuant to an effective registration statement under the Securities Act or pursuant to Section 5(b) hereof) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.

                        PROVISIONS RELATING TO EMPLOYMENT

         7. EMPLOYMENT. The Company agrees to employ Executive and Executive accepts such employment for the period beginning as of the date hereof and ending upon his separation pursuant to Section 7(c) hereof (the "EMPLOYMENT PERIOD").

                  (a) POSITION AND DUTIES. During the Employment Period, Executive shall serve as the President and Chief Executive Officer of the Company and shall have the normal duties, responsibilities and authority of the President and Chief Executive Officer, including, without limitation, the responsibilities associated with all aspects of the daily operations of the Company and the completion and integration of any acquisitions made by the Company, subject to the power of the Board to expand or limit such duties, responsibilities and authority and to override actions of the President and Chief Executive Officer. Executive shall report to the Board and Executive shall devote his best efforts and of his full business time and attention to the business and affairs of the Company and its subsidiaries.

                  (b) SALARY, BONUS AND BENEFITS. Commencing on October 1, 1998, the Company will pay Executive a salary (the "ANNUAL SALARY") of $300,000 per annum, subject to any increase as determined by the Board based upon the Company's achievements of budgetary and other objectives set by the Board. Executive shall be eligible to receive a bonus of up to fifty (50%) of the Annual Salary based upon the Company's achievement of budgetary and other objectives set forth by the Board. Executive's Annual Salary for any partial year will be prorated based upon the number of days elapsed in such year. In addition, during the Employment Period, Executive will be entitled to such other benefits approved by the Board and made available to the Company's senior management.

                  (c) SEPARATION. Executive's employment by the Company will continue until Executive's resignation, disability (as determined by the Board in its good faith judgment) or death or until the Board terminates Executive's employment for any reason or without any reason.

         8. CONFIDENTIAL INFORMATION.

                  (a) Executive acknowledges that the Company and its Subsidiaries are engaged in the business of acquiring businesses that provide electronic commerce services and operating those businesses after their acquisition (the "BUSINESS"). Executive further acknowledges that the Business and its continued success depend upon the use and protection of a large body of confidential and proprietary information, and that he holds a position of trust and confidence by virtue of which he necessarily possesses, has access to and, as a consequence of his signing this Agreement, will continue to possess and have access to, highly valuable, confidential and proprietary information of the Company and its Subsidiaries not known to the public in general, and that it would be improper for him to make use of this information for the benefit of himself and others. All of such confidential and proprietary information now existing or to be developed in the future will be referred to in this Agreement as "CONFIDENTIAL INFORMATION." This includes, without specific limitation, information relating to the nature and operation of the Business, the persons, firms and corporations which are customers or active prospects of the Company during Executive's employment by the Company, the Company's development transition and transformation plans, methodology and methods of doing business, strategic, acquisition, marketing and expansion plans, including plans regarding planned and potential acquisitions and sales, financial and business plans, employee lists, numbers and location of sales representatives, new and existing programs and services (and those under development), prices and terms, customer service, integration processes requirements, costs of providing service, support and equipment and equipment maintenance costs. Confidential Information shall not include any information that has become generally known to and available for use by the public other than as a result of Executive's acts or omissions.

                  (b) Disclosure of any Confidential Information of the Company shall not be prohibited if such disclosure is directly pursuant to a valid and existing order of a court or other governmental body or agency within the United States; provided, however, that (i) Executive shall first have given prompt notice to the Company of any such possible or prospective order (or proceeding pursuant to which any such order may result) and (ii) Executive shall afford the Company a reasonable opportunity to prevent or limit any such disclosure.

                  (c) During the Employment Period and at all times thereafter, Executive will preserve and protect as confidential all of the Confidential Information known to Executive or at any time in Executive's possession or control. In addition during the Employment Period and at all times thereafter, Executive will not disclose to any unauthorized person or use for his own account any of such Confidential Information without the Board's consent. Executive agrees to deliver to the Company at a Separation, or at any other time the Company may request in writing, all memoranda, notes, plans, records, reports and other documents (and copies thereof) containing or otherwise relating to any of the Confidential Information (including, without limitation, all acquisition prospects, lists and contact information) which he may then possess or have under his control. Executive acknowledges that all such memoranda, notes, plans, records, reports and other documents are and at all times will be and remain the property of the Company.

                  (d) Executive will fully comply with any agreement reasonably required by any of the Company's affiliates, business partners, suppliers or contractors with respect to the protection of the confidential and proprietary information of such entities.

         9. NONCOMPETITION AND NONSOLICITATION. Executive acknowledges that in the course of his employment with the Company he will become familiar with Confidential Information and that his services will be of special, unique and extraordinary value to the Company. Executive agrees that the Company has a protectable interest in the Confidential Information, goodwill and specialized knowledge acquired by Executive during the course of his employment with the Company. Therefore, Executive agrees that:

                  (a) NONCOMPETITION. During the Employment Period and for a period of eighteen months thereafter (the "NONCOMPETE PERIOD"), he shall not, anywhere in the United States, directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in the Business or any other business engaged in by the Company at the time of Separation.

                  (b) NONSOLICITATION. During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any of its Subsidiaries to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any of its Subsidiaries and any employee thereof, (ii) hire any person who was an employee of the Company or any of its Subsidiaries within 180 days prior to the time such employee was hired by the Executive, (iii) induce or attempt to induce any owner of a site location, customer, supplier, licensee or other business relation of the Company or any of its Subsidiaries to cease doing business with the Company or such Subsidiary or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any of its Subsidiaries or (iv) directly or indirectly acquire or attempt to acquire an interest in any business relating to the business of the Company or any of its Subsidiaries and with which the Company or any of its Subsidiaries has entertained discussions or has requested and received information relating to the acquisition of such business by the Company or any of its Subsidiaries in the two-year period immediately preceding a Separation.

                  (c) ENFORCEMENT. If, at the time of enforcement of Section 8 or 9 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Because Executive's services are unique and because Executive has access to Confidential Information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of Section 8 or Section 9 of this Agreement, the Company or any of its successors or assigns shall, in addition to other rights and remedies existing in its favor, be entitled to specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions of Section 8 or Section 9 from any court of competent jurisdiction.

                  (d) ADDITIONAL ACKNOWLEDGMENTS. Executive acknowledges that the provisions of this Section are in consideration of: (i) employment with the Company and (ii) additional good and valuable consideration as set forth in this Agreement. Executive expressly agrees and acknowledges that the restrictions contained in Sections 8 and 9 do not preclude Executive from earning a livelihood, nor do they unreasonably impose limitations on Executive's ability to earn a living. In addition, Executive agrees and acknowledges that the potential harm to the Company of the non-enforcement of Sections 8 or 9 outweighs any harm to the Executive of their enforcement by injunction or otherwise. Executive acknowledges that he has carefully read this Agreement and has given careful consideration to the restraints imposed upon the Executive by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of Confidential Information. Executive expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

                               GENERAL PROVISIONS

         10. DEFINITIONS

         "AFFILIATE" or "AFFILIATES" of an Investor means any direct or indirect general or limited partner of such Investor, or any employee or owner thereof, or any other person, entity or investment fund controlling, controlled by or under common control with such Investor.

         "COMMON STOCK" means the Company's Common Stock, value $.0005 per share.

         "EXECUTIVE'S FAMILY GROUP" means Executive's spouse and descendants (whether natural or adopted), any trust solely for the benefit of Executive and/or Executive's spouse and/or descendants and any retirement plan for the Executive.

         "EXECUTIVE STOCK" will continue to be Executive Stock in the hands of any holder other than Executive (except for the Company and the Investors and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Executive Stock will succeed to all rights and obligations attributable to Executive as a holder of Executive Stock hereunder. Executive Stock will also include shares of the Company's capital stock issued with respect to Executive Stock by way of a stock split, stock dividend or other recapitalization.

         "LIQUIDITY EVENT" means (i) a Sale of the Company or (ii) the failure of GTCR and its Affiliates to collectively own more than 50% of the original number of shares of Common Stock purchased by GTCR pursuant to the Purchase Agreement (as adjusted for any Common Stock issued with respect to such stock by way of a stock split, stock dividend or other recapitalization).

         "ORIGINAL COST" means, with respect to each share of Reserved Stock purchased hereunder, $0.1055, and, with respect to each share of Carried Stock, $0.001, (both as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

         "PERSON" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "PUBLIC OFFERING" means the sale in an underwritten public offering registered under the Securities Act of shares of the Company's Common Stock approved by the Board.

         "PUBLIC SALE" means (i) any sale pursuant to a registered public offering under the Securities Act or (ii) any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker (other than pursuant to Rule 144(k)).

         "SALE OF THE COMPANY" means any transaction or series of transactions pursuant to which any person(s) or entity(ies) other than the Investors and its Affiliates in the aggregate acquire(s) (i) capital stock of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Company's board of directors (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company's capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company's assets determined on a consolidated basis; provided that the term "Sale of the Company" shall not include a Public Offering.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

         "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement of even date herewith among the Company and certain of its stockholders.

         "SUBSIDIARY" means any corporation of which fifty percent (50%) or more of the securities having ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through one or more Subsidiaries. The term Subsidiary shall also include any joint venture arrangement between the Company and any other entity, including, without limitation, the Company's joint venture arrangement with Commerce Direct International, Inc., a Delaware corporation.

         "TRANSFER" means to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).

         11. NOTICES. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

                  IF TO THE COMPANY:

                  AppNet Systems, Inc.
                  6700A Rockledge Drive
                  Suite 525
                  Bethesda, MD  20817
                  Attention:  President

                  With a Copy To:

                  GTCR Golder Rauner, L.L.C.
                  6100 Sears Tower
                  Chicago, Illinois 60606-6402
                  Attention:  Bruce V. Rauner
                              Philip A. Canfield

                  AND

                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, Illinois 60601
                  Attention:  Stephen L. Ritchie

                  AND

                  Tucker, Flyer & Lewis
                  1615 L Street, N.W., Suite 400
                  Washington, D.C. 20036-5612
                  Attention:  Arthur E. Cirulnick

                  IF TO THE EXECUTIVE:

                  Ken S. Bajaj
                  10201 Norton Road
                  Potomac, MD  20854

                  WITH A COPY TO:

                  Tucker, Flyer & Lewis
                  1615 L Street, N.W., Suite 400
                  Washington, D.C. 20036-5612
                  Attention:  Arthur E. Cirulnick

                  IF TO THE INVESTORS:

                  GTCR Golder Rauner, L.L.C.
                  6100 Sears Tower
                  Chicago, Illinois 60606-6402
                  Attention:  Bruce V. Rauner
                              Philip A. Canfield

                  AND

                  Smart Technology, L.L.C.
                  10201 Norton Road

                  Potomac, MD  20854

                  WITH A COPY TO:

                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, Illinois  60601
                  Attention:  Stephen L. Ritchie

                  Tucker, Flyer & Lewis
                  1615 L Street, N.W., Suite 400
                  Washington, D.C. 20036-5612
                  Attention:  Arthur E. Cirulnick.

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

         12. GENERAL PROVISIONS

                  (a) EXPENSES. The Company shall pay all legal, accounting and other expenses incurred in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement.

                  (b) TRANSFERS IN VIOLATION OF AGREEMENT. Any Transfer or attempted Transfer of any Executive Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Stock as the owner of such stock for any purpose.

                  (c) AMENDMENT OF SUBSCRIPTION AGREEMENT. The Subscription Agreement between the Executive and the company dated as of February 10, 1998 (the "SUBSCRIPTION AGREEMENT") is hereby amended by deleting the provisions of each of Section 1(c), 2(d), 3(m), 3(n), 4, 6, 7(b), 7(c) in their entirety and replacing such provisions with "Intentionally Omitted."

                  (d) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (e) INTENDED THIRD-PARTY BENEFICIARIES. The Investors are intended to be third-party beneficiaries to this entire Agreement and the rights and obligations of the parties hereto. It is understood and agreed by the parties hereto that this Agreement shall be enforceable by GTCR and, provided GTCR is seeking to enforce substantially the same rights, the other Investor(s) in accordance with its terms as though each of the Investors were a party to every provision hereof. Except as expressly provided herein, no other third parties are intended by the parties hereto to be beneficiaries hereof.

                  (f) COMPLETE AGREEMENT. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  (g) COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                  (h) SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company, the Investors and their respective successors and assigns (including subsequent holders of Executive Stock); provided that the rights and obligations of Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Executive Stock hereunder. The rights and obligations of GTCR under this Agreement may be assigned at any time, in whole or in part, to any investment fund managed by GTCR, or any successor thereto; provided that such assignment occurs in the manner provided in the Purchase Agreement.

                  (i) CHOICE OF LAW. The corporate law of the State of Delaware will govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Maryland, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

                  (j) REMEDIES. Each of the parties to this Agreement (including the Investors) will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

                  (k) AMENDMENT AND WAIVER. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Executive and the holders of a majority of the Common Stock held by the Investors.

                  (l) BUSINESS DAYS. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

                  (m) TERMINATION. This Agreement (except for the provisions of
Section 7) shall survive a Separation and shall remain in full force and effect after such Separation.

                  (n) ADJUSTMENTS OF NUMBERS. All numbers set forth herein which refer to share prices or amounts will be appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and other recapitalizations affecting the subject class of stock.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Senior Management Agreement on the date first written above.

                              APPNET SYSTEMS, INC.



                                      By: /s/ Ken S. Bajaj
                                         ----------------------------------
                                      Name: Ken S. Bajaj
                                           --------------------------------
                                      Its: President
                                          ---------------------------------


                                      /s/ Ken S. Bajaj
                                      ----------------------------------
                                      Ken S. Bajaj